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                                                                   EXHIBIT 23.4


                   [LETTERHEAD OF POTTER ANDERSON & CORROON]

                                August 25, 1997

Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York  11201

Ladies and Gentlemen:

        We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 filed by Independence Community Bank Corp. (the "Company") and all amendments thereto, the Application for Conversion on Form 86-AC filed by Independence Savings Bank, Brooklyn, New York (the "Bank") and its mutual holding company parent, Independence Community Bank Corp. (the "Mutual Holding Company") and all amendments thereto, and the Notice and Application for Conversion for the Bank and the Mutual Holding Company filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Mutual Holding Company from the mutual to stock form, the concurrent issuance of the Bank's outstanding capital stock to the Company, and the offering of the Company's common stock.

                                          Very truly yours,



                                          /s/Potter Anderson & Corroon